Exhibit 107.1
Calculation of Filing Fee Table

Form S-8
Registration Statement Under
The Securities Act of 1933
(Form Type)

Walmart Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, $0.10 par value per share	Other	142,946,450	$115.73	$16,543,192,659	$0.00013810	$2,284,614.91
		Total Offering Amounts				$16,543,192,659		$2,284,614.91
		Total Fee Offsets						$—
		Net Fee Due						$2,284,614.91

(1)The Form S-8 registration statement to which this Exhibit 107.1 is attached (the “Registration Statement”) registers 142,946,450 shares of common stock, $0.10 par value per share (the “Common Stock”), of Walmart Inc., a Delaware corporation (the “Company”), that may be delivered with respect to awards under the Walmart Inc. Stock Incentive Plan of 2025 (as amended from time to time, the “2025 Plan”), effective following the receipt of stockholder approval at the Company’s 2025 Annual Meeting of Shareholders held on June 5, 2025. The 2025 Plan amended, restated and renamed the Walmart Inc. Stock Incentive Plan of 2015, which itself amended, restated and renamed the Wal-Mart Stores, Inc. Stock Incentive Plan of 2010, which itself amended, restated and renamed the Wal-Mart Stores, Inc. Stock Incentive Plan of 2005, which itself amended, restated and renamed the Wal-Mart Stores, Inc. Stock Incentive Plan of 1998.
(2)The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock covered by this Registration Statement have been estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of a share of Common Stock as reported on the Nasdaq Stock Market LLC on December 17, 2025 (a date within five (5) business days prior to the date of filing the Registration Statement), which was equal to $115.73.